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                                                                  EXHIBIT (2)(c)

                             JOINT FILING AGREEMENT

   The undersigned hereby agree that a Statement on Schedule 13D ("Schedule 13D"), with respect to the shares of common stock, par value $0.001 per share, of Efficient Networks, Inc. and any amendments thereto be executed and filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the
Schedule 13D and any such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement dated March 2, 2001.

                                          SIEMENS AKTIENGESELLSCHAFT

                                          By: /s/ Roland Koch
                                            -----------------------------------
                                             Name: Roland Koch
                                             Title: Senior Vice President

                                          By: /s/ Christina Stercken
                                            -----------------------------------
                                             Name: Christina Stercken
                                             Title: Managing Director

                                          SIEMENS CORPORATION

                                          By: /s/ E. Robert Lupone
                                            -----------------------------------
                                             Name: E. Robert Lupone
                                             Title: Senior Vice President,
                                                 General Counsel and Secretary

                                          By: /s/ William G. Moran
                                            -----------------------------------
                                             Name: William G. Moran
                                             Title: Vice President

                                          MEMPHIS ACQUISITION INC.

                                          By: /s/ Christoph Ferner
                                            -----------------------------------
                                             Name: Christoph Ferner
                                             Title: President

                                          By: /s/ Gunther Barth
                                            -----------------------------------
                                             Name: Gunther Barth
                                             Title: Vice President